EXHIBIT 10.6
AMENDMENT No. 2 TO LEASE AGREEMENT
     This Amendment No. 2 to Lease Agreement (the “Second Amendment”) is made and entered into this 27 day of February, 2003, by and between San Antonio Technology Center Corporation, a Delaware Corporation, as successor to Medical Plaza Partners, Ltd. (the “Landlord”) and Pan American Acceptance Corporation, (the “Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated February 18, 1997, and that certain Amendment No. 1 to Lease Agreement dated June 10, 2002 for the premises consisting of 18,091 rentable square feet located at 7411 John Smith Drive, Suites 1400, 1220 and 1225, San Antonio, Texas, and,
     WHEREAS, the Lease is incorporated herein by reference; and
     WHEREAS, Landlord and Tenant desire to amend and revise the Lease as hereinafter set forth.
     NOW, THEREFORE, the parties hereto agree that effective April 1, 2003, the Lease Agreement is amended as follows:
1.) PREMISES: Effective April 1, 2003 the Premises as described in the above mentioned Lease Agreement shall hereby be expanded by 813 RSF and be defined as Suite 1215 for a new total of 18,904 RSF as shown on Exhibit “A-1”:
2.) BASIC RENT: Commencing April 1, 2003 the “Basic Rent” as stated in Paragraph 2 of the Amendment No. 1 to Lease Agreement shall be as follows:

April 1, 2003 — June 30, 2007	$22,934.00 per month
3.) BROKERAGE: Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Trammell Crow Central Texas, Ltd. and The Pinnacle Group, whose commission shall be paid by Landlord pursuant to separate written agreements related thereto. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
6.) RATIFICATION: Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto, (d) Landlord has made no representations or warranties with respect to the condition of the Premises.
7.) BINDING EFFECT: GOVERNING LAW: Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.
8.) COUNTERPARTS: This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
9.) CONTIGENCY: This expansion is contingent upon the existing Tenant, Byron P. Jordan, Jr., executing that certain document to terminate for the same Leased Premises. In the event the termination has not been executed by Tenant no later than February 21, 2003, occupancy shall occur forty-five (45) days after the execution of amendment to terminate.

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10.) TENANT IMPROVEMENTS: Tenant shall be allowed to allocate $6,216.93 of their refurbishment allowance remaining from Amendment No. 1. These costs shall only include the finishout costs and architectural fees. All construction shall be constructed by Landlord’s approved contractor and shall consist of the following improvements: demo existing walls, repair, tape and float wall intersections, paint existing, relocate light fixtures, new carpet and base throughout, replace damaged ceiling tiles, install fire alarm speaker/strobe and smoke detectors, install 3 new 110 volt dedicated furniture whips, new Designweave, Orleans, 867-267 Desert Sunset carpet and new vinyl base. Landlord’s projected cost is $8,376.60; any excess costs shall be paid to Landlord prior to the commencement of construction.
Except as an amended herein, the Lease shall remain in full force and effect and Landlord and Tenant hereby ratify and affirm the Lease as amended by this instrument.
     EXECUTED this day and year first above written.

LANDLORD:		TENANT:

San Antonio Technology Center Corporation, a Delaware Corporation		Pan American Acceptance Corporation

By:	Lend Lease Real Estate Investments, Inc.
Its:	Advisor

By:	/s/ Karen Huston	By:	/s/ Don Cangelosi

Name: Karen Huston		Name: Don Cangelosi
Title: Vice President		Title: President

EXHIBIT “A-1"
SUITE 1215
813 RSF
LEVEL 12
ONE TECHNOLOGY CENTER